UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Offer Letter to Hans-Georg Betz
Executive Change in Control Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement

Offer Letter With New President and Chief Executive Officer

     In connection with the appointment of Dr. Hans-Georg Betz as President and Chief Executive Officer of Advanced Energy Industries, Inc. (the “Company”), effective August 1, 2005, as disclosed under Item 5.02 of this Form 8-K, the Company executed an offer letter dated June 30, 2005 (the “Offer Letter”) with Dr. Betz. Under the terms of the Offer Letter, Dr. Betz will serve as the Company’s President and Chief Executive Officer, beginning August 1, 2005, and will continue as a member of the Board of Directors. Pursuant to the Offer Letter, Dr. Betz will receive:

•	annual base salary of $516,000;

•	an option to purchase 140,000 shares of the Company’s common stock;

•	65,000 restricted stock units, to be granted in an initial tranche of 50,000 restricted stock units on August 1, 2005 and a second tranche of 15,000 restricted stock units on August 1, 2007, the second anniversary of his start date; and

•	a sign-on bonus of $50,000.

     The stock options will vest in four equal annual installments beginning on the first anniversary of the grant date. The restricted stock units will vest as to 10% on the first anniversary date of their respective grant dates, 20% on the second anniversary of such dates, 30% on the third anniversary of such dates, and 40% on the fourth anniversary of such dates. The stock options and restricted stock units will be represented by award agreements under the 2003 Stock Option Plan, consistent with the forms of award agreements filed as exhibits to the Company’s Current Report on Form 8-K filed on February 3, 2005.

     Additionally, Dr. Betz will participate in the 2005 Executive Compensation Plan approved by the Compensation Committee of the Board of Directors in December 2004. Dr. Betz’s target bonus, which would be 70% of his base salary for 2005, would be prorated on a 5/12th basis in light of his August 1st start, and the maximum payout would be two times his base salary. Dr. Betz also will be eligible for additional short-term incentive compensation, based on personal and corporate performance objectives to be set by the Compensation Committee within the first 30 days of his employment.

     The foregoing is a summary of the material terms of the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by this reference.

Change of Control Agreement

     On June 30, 2005, the Company also entered into an Executive Change of Control Agreement with Dr. Betz (the “CIC Agreement”), which will become effective upon Dr. Betz commencing his service as President and Chief Executive Officer of the

Company. The CIC Agreement provides Dr. Betz with severance payments and certain benefits in the event of his Involuntary Termination (as defined in the CIC Agreement).

     In the event of Dr. Betz’s termination without Cause (as defined in the CIC Agreement), provided that a Change in Control (as defined in the CIC Agreement) has not occurred and there is no Pending Change in Control (as defined in the CIC Agreement), he will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to 1.5 times (i) his then current annual base salary plus (ii) his target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on his behalf, if he had continued to be employed for 18 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

     In the event of Dr. Betz’s Involuntary Termination following a Change in Control or during a Pending Change in Control, the executive will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of his target bonus for the year in which the termination is effected, (b) a lump sum payment equal to 2.625 times (i) his then current annual base salary plus (ii) his target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 27 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if he had continued to be employed for 27 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. In addition, if an Involuntary Termination occurs following a Change in Control and during the term of the CIC Agreement, all stock options, restricted stock units and any other equity awards then held by Dr. Betz will become fully vested and exercisable.

     An “Involuntary Termination” will be deemed to have occurred if his employment is terminated (i) without Cause following a Change in Control or during a Pending Change in Control, (ii) by the executive for Good Reason (as defined in the CIC Agreement) following a Change in Control, or (iii) by the executive, for any reason or no reason, during the 30-day period commencing on the date that is six months after a Change in Control.

     The foregoing is a summary of the material terms of the CIC Agreement. A copy of the complete CIC Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and the terms the CIC Agreement are incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) In December 2004, Douglas S. Schatz, President, Chief Executive Officer and Chairman of the Board of the Company notified the Board of Directors of his intent to retire from his executive positions, once his successor was named. As a result of the appointment of Dr. Betz as President and Chief Executive Officer, effective August 1, 2005, Mr. Schatz will resign from his positions as President and Chief Executive Officer. Mr. Schatz will continue to serve on the Board of Directors as Non-Executive Chairman.

     (c) On June 30, 2005, the Board of Directors announced the appointment of Dr. Betz, age 59, as the Company’s President and Chief Executive Officer, effective August 1, 2005. Dr. Betz joined the Board of Directors of the Company in July 2004 and will retain his board position. Currently, Dr. Betz is the chief executive officer of West STEAG Partners GmbH, a German-based venture capital company focused on the high-technology industry, a position he has held since August 2001. From January 1996 to July 2001, he was chief executive officer of STEAG Electronic Systems AG and a managing director at Leybold AG. Dr. Betz currently serves as a director of Mattson Technology, Inc., a publicly held supplier of advanced process equipment used to manufacture semiconductors, and serves as a member of its audit and compensation committees. He also serves as a board member and compensation committee member of Steag HamaTech AG, a publicly held supplier of manufacturing equipment and process technology for the manufacture of optical media (CD/DVD) and for processing photomask and wafers for the semiconductor industry. The Company entered into the Offer Letter and CIC Agreement with Dr. Betz as more fully described under Item 1.01 and also as attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively and incorporated herein by this reference.

     The Company issued a press release on June 30, 2005, announcing the resignation of Mr. Schatz and the appointment of Dr. Betz as the Company’s President and Chief Executive Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Offer Letter to Hans-Georg Betz dated June 30, 2005

10.2	Executive Change in Control Agreement by and between the Company and Hans-Georg Betz dated June 30, 2005

99.1	Press Release dated June 30, 2005, by Advanced Energy Industries, Inc., reporting on resignation and appointment of President and Chief Executive Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: July 5, 2005	/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter to Hans-Georg Betz dated June 30, 2005

10.2	Executive Change in Control Agreement by and between the Company and Hans-Georg Betz dated June 30, 2005

99.1	Press Release dated June 30, 2005, by Advanced Energy Industries, Inc., reporting on resignation and appointment of President and Chief Executive Officer